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                                  EXHIBIT 4.3

THIS WARRANT AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                               CLARUS CORPORATION

                       ISSUANCE DATE: ____________________

     This certifies that the following named purchaser is entitled, subject to the terms set forth below, to purchase from CLARUS CORPORATION (the "Company"), a Delaware corporation, shares of Common Stock of the Company in the aggregate number and at the purchase price (the "Purchase Price") set forth below at any time and from time to time through the Termination Date, as defined below. Such price and number of Shares are subject to adjustment as provided in Section 2 of this Warrant.

Name of Purchaser:     ____________________________

Address of Purchaser:  ____________________________

                       ____________________________

                       ____________________________

Number of Shares:      ____________________________

Purchase Price:        $___________________ per Share

1.   Definitions.
     -----------

As used in this Warrant, the following terms, unless the context otherwise requires, have the following meanings:

    a. "Termination Date" means 5:00 p.m. Atlanta, Georgia time on ____________, _____.

    b. "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

    c. "Stock," when used with reference to stock of the Company, means shares of Common Stock of the Company.

    d. "Warrantholder," "holder of Warrant," "holder," or similar terms when the context refers to the holder of this Warrant as named above.
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2.  Adjustment of Purchase Price and Number of Shares.
    -------------------------------------------------

The number and kind of securities purchasable upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     a.   Reclassification.  In case of any reclassification or change of
          ----------------
          outstanding securities of the class issuable upon exercise of this Warrant, the Company shall execute a new Warrant providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise in lieu of each share of Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification by a holder of one share of Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this subsection (a) shall similarly apply to successive reclassifications.

     b.   Subdivision or Combination of Shares. If the Company at any time while
          ------------------------------------
          this Warrant remains outstanding and unexpired shall subdivide or combine its capital stock, the Purchase Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

     c.   Stock Dividends.  If the Company at any time while this Warrant is
          ---------------
          outstanding shall pay a dividend with respect to its capital stock payable in shares of its capital stock, or make any other distribution of its capital stock with respect to such capital stock (except any distribution specifically provided for in the foregoing subsections
          (a) or (b)), then the Purchase Price shall be adjusted, effective from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Purchase Price in effect immediately prior to such date of determination by a fraction, (a) the numerator of which shall be the total number of shares of its capital stock outstanding immediately prior to such dividend or distribution (determined on a fully diluted, as converted basis), and (b) the denominator of which shall be the total number of shares of such capital stock outstanding immediately after such dividend or distribution (determined as aforesaid).

     d.   Non-Cash Dividends.  If the Company at any time while this Warrant is
          ------------------
          outstanding shall pay a dividend with respect to its capital stock payable in securities other than such capital stock or other non-cash property, or make any other distribution of such securities or property with respect to such capital stock (except any distribution specifically provided for in the foregoing subsections (a), (b) or
          (c)), then this Warrant shall represent the right to acquire such securities or property which the holder of this Warrant would have been entitled to receive upon exercise of this Warrant, without the payment by the holder of this Warrant of any additional consideration for such securities or property.

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     e.   Adjustment of Number of Shares. Upon each adjustment in the Purchase
          ------------------------------
          Price, the number of shares of Stock purchasable hereunder shall be adjusted to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Purchase Price by a fraction, the numerator of which shall be the Purchase Price immediately prior to such adjustment and the denominator of which shall be the Purchase Price immediately thereafter.

     f.   Notice of Adjustments. Whenever the Purchase Price or the number of
          ---------------------
          shares of Stock purchasable hereunder shall be adjusted pursuant to
          Section 2 hereof, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price or number of shares purchasable after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

3.  Exercise Provisions.
    -------------------

     a.   Manner of Exercise. This Warrant may be exercised in part or in whole
          ------------------
          only by the holder of this Warrant surrendering to the Company, at its principal office in Georgia, this Warrant, together with the exercise form attached to this Warrant duly executed by the holder together with payment to the Company in the amount obtained by multiplying the Purchase Price by the number of shares of Stock designated in the exercise form. Payment may be in cash or by check payable to the order of the Company or as provided in Section 3(d).

     b.   Partial Exercise. On any partial exercise, the Company shall promptly
          ----------------
          issue and deliver to the holder of this Warrant a new Warrant or Warrants of like tenor in the name of that holder providing for the right to purchase that number of shares of Stock as to which this Warrant has not been exercised.

     c.   No Fractional Shares. No fractional shares will be issued upon
          --------------------
          exercise of rights to purchase under this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of that fractional share.

     d.   Net Issue Election. The holder of this Warrant may elect to receive,
          ------------------
          without the payment by such holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the exercise form at the end hereof duly executed by such holder, at the office of the Company. Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Stock as is computed using the following formula:

                                   X = Y(A-B)
                                       ------
                                          A

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          where     X = the number of Shares to be issued to such holder
                    pursuant to this paragraph (d).

                    Y = the number of Shares covered by this Warrant in respect of which the net issue election is made pursuant to this paragraph (d).

                    A = the fair market value of one share of Stock, as determined in good faith by the Board of Directors of the Company, as at the time the net issue election is made pursuant to this paragraph (d).

                    B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this paragraph (d).

          The Board of Directors of the Company shall promptly respond in writing to an inquiry by the holder of this Warrant as to the fair market value of one share of Stock.

4.  Delivery of Stock Certificates.
    ------------------------------

Within a reasonable time after full or partial exercise of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the holder of this Warrant, a certificate or certificates for the number of fully paid and nonassessable shares of Stock to which that holder shall be entitled upon such exercise, together with any other securities and property to which that holder is entitled upon such exercise under the terms of this Warrant.

5.  Compliance with Securities Act.
    ------------------------------

The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder hereof shall confirm in writing, in a form satisfactory to the Company, that the Stock is being acquired for investment and not with a view toward distribution or resale (unless sale of the Stock has been registered under the Act or an exemption therefrom is available). Certificates representing all Stock (unless registered under the
Act) shall be stamped or imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO CLARUS CORPORATION. TRANSFER OF SUCH SECURITIES IS SUBJECT TO RESTRICTIONS CONTAINED IN A WARRANT PURSUANT TO WHICH THE SECURITIES WERE PURCHASED


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     AND THE BY-LAWS OF THE CORPORATION, COPIES OF WHICH WILL BE FURNISHED ON
     REQUEST WITHOUT CHARGE.

6.   Miscellaneous Provisions.
     ------------------------

     a.   Reservation of Stock. The Company covenants that it will at all times
          --------------------
          reserve and keep available, solely for issuance upon exercise of this Warrant, all shares of Stock or other securities from time to time issuable upon exercise of this Warrant.

     b.   Modification. This Warrant and any of its terms may be changed,
          ------------
          waived, or terminated by a written instrument signed by the Company and the holder of this Warrant.

     c.   Replacement. On receipt of evidence reasonably satisfactory to the
          -----------
          Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

     d.   No Rights as Stockholder. No holder of this Warrant, as such, shall be
          ------------------------
          entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on any holder of this Warrant as such, any rights of a stockholder of the Company or any right to vote, to give or withhold consent to any corporate action, to receive notice of meeting of stockholders, to receive dividends or subscription rights or otherwise.

     e.   Nontransferability. This Warrant may not be transferred or assigned
          ------------------
          without the prior written consent of the Company.

     f.   Notices. Notices hereunder to the holder of this Warrant shall be sent
          -------
          by certified or registered mail to the address given to the Company by such holder and shall be deemed given when so mailed, or if sent to a holder outside the United States, by telecopy with a copy sent by air mail or courier.

     g.   Governing Law. This Warrant shall be governed by the laws of the State
          -------------
          of Georgia without regard to the conflicts of law provisions of said State.

                              CLARUS CORPORATION



Dated:  __________________    BY:  ____________________________________
                                   Stephen P. Jeffery, President

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                                Form of Exercise
                                ----------------

                  (To be signed only upon exercise of Warrant)


To:  CLARUS CORPORATION

  The undersigned holder of the attached Warrant hereby irrevocably elects to exercise the right to purchase shares of Common Stock of CLARUS CORPORATION (the "Company") and herewith (a) makes payment of $________for those shares or (b) instructs the Company to issue a net of __________ such shares in accordance with the provisions of section 3(d) of the Warrant and requests that the certificate for those shares be issued in the name of the undersigned and delivered to the address below the signature of the undersigned. The undersigned hereby affirms the statements and covenants in Sections 5(a) and 5(b) of the Warrant.

Dated:  _____________, _____  (Signature must conform in all respects to the name of holder as specified on face of the attached Warrant)

                              __________________________________________
                              Print Name

                              __________________________________________
                              Signature

                              __________________________________________
                              Address

                              __________________________________________